Exhibit 10.2

September 16, 2015

STRICTLY CONFIDENTIAL

Spherix Incorporated

6430 Rockledge Drive, Suite 503

Bethesda, MD 20817

Attn: Anthony Hayes, Chief Executive Officer

Dear Mr. Hayes:

This letter agreement (this “Agreement”) constitutes the agreement between Spherix Incorporated (the “Company”) and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”) that Rodman shall serve as the exclusive agent, advisor or underwriter in any public offering or private placement (each, an “Offering”) of equity or equity derivative securities of the Company (“Securities”) during the Term (as defined below) of this Agreement. The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Rodman and nothing herein implies that Rodman would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Rodman’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Rodman deems appropriate under the circumstances and to the receipt of all internal approvals of Rodman in connection with the transaction. The Company expressly acknowledges and agrees that Rodman’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Rodman with respect to securing any other financing on behalf of the Company. Rodman may retain other brokers, dealers, agents or underwriters on its behalf in connection with an Offering, and Rodman shall be solely responsible for the payment of any compensation or expenses to such other broker-dealer, agent or underwriter.

A.           Compensation; Reimbursement. Subject to FINRA approval and pursuant to its rules and regulations, at the closing of each Offering (each, a “Closing”), the Company shall compensate Rodman as follows:

1.          Cash Fee. The Company shall pay to Rodman a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7% of the aggregate gross proceeds raised in each Offering (but, for the sake of clarity, Rodman shall not be compensated further upon the exercise of any warrants or conversion of any other derivative or convertible securities).

430 Park Avenue | New York, New York 10022 | 212.356.0500

Security services provided by H.C. Wainwright & Co., LLC | Member: FINRA/SIPC

2.          Warrant Coverage. The Company shall issue to Rodman or its designees at each Closing, warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of the Company equal to seven percent (7%) of the aggregate number of shares of Common Stock placed in each Offering (if the Securities are convertible, such shares of Common Stock underlying such Securities or options). If the Securities included in an Offering are non-convertible, the Rodman Warrants shall be determined by dividing the gross proceeds raised in such Offering divided by the then market price of the Common Stock. The Rodman Warrants shall have the same terms as the warrants issued to investors in the applicable Offering (subject to any lock-up requirements under FINRA’s rules). If no warrants are issued to investors in an Offering, the Rodman Warrants shall be in a customary form reasonably acceptable to Rodman and the Company, have a term of 5 years, shall not require or trigger any shareholder approval and have an exercise price equal to 110% of the then closing market price of the Common Stock.

3.          Expense Allowance. Out of the proceeds of each Closing of the Offering, the Company also agrees to pay Rodman (a) a non-accountable expense allowance up to $50,000 and (b) a management fee equal to 1% of the aggregate gross proceeds raised in each Offering, excluding, as to clause (b), private placement offerings, where such management fee shall not apply in any event (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement).

4.          Tail Fee. Upon the closing of an offering by Rodman, Rodman shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other equity or equity derivative financing or equity or equity derivative capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Rodman had contacted during the Term, or introduced, directly or indirectly, to the Company during Term, if such Tail Financing is consummated at any time prior to the six (6)-month period following the expiration or termination of the Right of First Refusal granted pursuant to Section 5. Notwithstanding anything contained in this section 4 to the contrary, should Rodman not accept (within a period of 72 hours following notice of such subsequent offering) the right to act as a lead placement agent or lead underwriter pursuant to section 5 of this Agreement, then this section 4 shall be immediately terminated, deemed null and void and of no further force or effect.

5.          Right of First Refusal. If within the 6-month period following consummation of the (initial) Offering, the Company or any of its subsidiaries decides to raise funds by means of a public offering or a private placement of equity or equity derivative securities using an underwriter or placement agent, Rodman (or any affiliate designated by Rodman) shall have the right to act as lead underwriter or lead placement agent for such financing. If Rodman or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

B.           Term and Termination of Engagement; Exclusivity. This exclusive engagement will commence on the date hereof and terminate fifteen business days following the date on which the party receives written notice from the other party of termination of this engagement; provided that no such notice may be given by the Company until the 30th day following the effective date of the registration statement on Form S-1 filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this Agreement. During Rodman’s engagement hereunder: the Company will not, and will not permit its representatives to, other than in coordination with Rodman, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities. Furthermore, the Company agrees that during Rodman’s engagement hereunder, all inquiries (other than RPX and Marquis), whether direct or indirect, from prospective investors will be referred to Rodman and will be deemed to have been contacted by Rodman in connection with an Offering.

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C.           Information; Reliance. The Company shall furnish, or cause to be furnished, to Rodman all information reasonably requested by Rodman for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to Rodman upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. Except as liability may be imposed under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder respectively, the Company recognizes and confirms that Rodman (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents” which shall include any Purchase Agreements (as defined below)), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information, except for information furnished to the Company by Rodman expressly for inclusion in such Offering Documents; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Rodman or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Rodman thereof, including any document included or incorporated by reference therein. In connection with an Offering, at the request of Rodman, the Company shall deliver such legal letters, comfort letters and officer’s certificates, all in form and substance reasonably satisfactory to Rodman and its counsel as is customary for such Offering. Rodman shall be a third party beneficiary of any representations, warranties, covenants and closing conditions made by the Company in any Offering Documents, including representations, warranties, covenants and closing conditions made to any investor in an Offering.

D.           Related Agreements. In connection with an Offering, the Company shall enter into one of the relevant following additional agreements:

1.          Underwritten Offering. If an Offering is an underwritten Offering, the Company and Rodman shall enter into a customary underwriting agreement in form and substance reasonably mutually satisfactory to the Company, Rodman and their respective counsels.

2.          Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Rodman. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3.          Escrow and Settlement. In respect of each Offering, the Company and Rodman shall enter into an escrow agreement with a third party escrow agent, which may also be Rodman’s clearing agent, pursuant to which Rodman’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via delivery versus payment (“DVP”), Rodman shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall bear the cost of the escrow agent and shall reimburse Rodman for the actual out of pocket cost of such clearing agent settlement and financing, if any for up to a total of $10,000.

4.          FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Rodman or FINRA determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting) in writing upon the request of Rodman to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

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E.           Confidentiality. In the event of the consummation or public announcement of any Offering, Rodman shall have the right to disclose its participation in such Offering, including, without limitation, the Offering solely at its cost of “tombstone” advertisements in financial and other newspapers and journals. The parties hereto shall have entered into a confidentiality and non-disclosure agreement relating to any information involving or provided by the Company hereunder or in connection with the Offering, and the parties hereto agree that such confidentiality and non-disclosure terms shall be in addition to any non-disclosure terms contained herein.

F.           Indemnity.

1.          In connection with the Company’s engagement of Rodman as Offering agent, the Company hereby agrees to indemnify and hold harmless Rodman and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Rodman, or (B) otherwise relate to or arise out of Rodman’s activities on the Company’s behalf under Rodman’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that has resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim, or arises from any information contained in the Offering Documents that was furnished to the Company by Rodman expressly for inclusion in the Offering Documents. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Rodman except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.          The Company further agrees that it will not, without the prior written consent of Rodman, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim or unless such settlement, compromise or consent contains no admission of guilt and results solely in the payment of monetary damages that are fully paid by the Company.

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3.          Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure materially prejudices the Company . If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person (which counsel may include Nixon Peabody LLP) and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.          The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Rodman is the Indemnified Person), the Company and Rodman shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rodman on the other, in connection with Rodman’s engagement referred to above, subject to the limitation that in no event shall the amount of Rodman’s contribution to such Claim exceed the amount of fees actually received by Rodman from the Company pursuant to Rodman’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Rodman on the other, with respect to Rodman’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Rodman is engaged to render services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

5.          The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G.           Limitation of Engagement to the Company. The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Rodman shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman.

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H.           Limitation of Rodman’s Liability to the Company. Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that have resulted solely from the gross negligence or willful misconduct of Rodman.

I.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event Rodman or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.

J.           Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Rodman, at the address set forth on the first page hereof, e-mail: notices@rodm.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, email Ahayes@spherix.com, Attention: Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

K.          Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L.           Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.         Miscellaneous. Each party hereto represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Rodman and the Company. This Agreement shall be binding upon and inure to the benefit of both Rodman and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Rodman and the Company with respect to this Offering and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

RODMAN & RENSHAW, A UNIT OF H.C. WAINWRIGHT & CO., LLC

By __________________________
Name:
Title:

Title:

Accepted and Agreed:

SPHERIX INCORPORATED

By __________________________
Name:
Title:

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December 1, 2015

STRICTLY CONFIDENTIAL

Spherix Incorporated

6430 Rockledge Drive, Suite 503

Bethesda, MD 20817

Attn: Anthony Hayes, Chief Executive Officer

Dear Mr. Hayes:

Reference is made to the engagement agreement (the “Engagement Agreement”), dated September 16, 2015, by and between Spherix Incorporated (the “Company”) and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”), pursuant to which that Rodman shall serve as the exclusive agent, advisor or underwriter in connection with an Offering (as defined in the Engagement Agreement).

The Company and Rodman hereby agree to amend the Engagement Agreement as follows.

1.          The Company and Rodman hereby agree to increase the cash fee to 8% from 7% of the aggregate gross proceeds raised in the Offering. As such, Section A.1 is hereby amended and restated in its entirety to read as follows:

“Cash Fee. The Company shall pay to Rodman a cash fee, or as to an underwritten Offering an underwriter discount, equal to 8% of the aggregate gross proceeds raised in each Offering (but, for the sake of clarity, Rodman shall not be compensated further upon the exercise of any warrants or conversion of any other derivative or convertible securities).”

2.          The Company and Rodman hereby agree to remove the Rodman Warrants as compensation. As such, Section A.2 is deleted in its entirety and any and all references to Rodman Warrants shall be ignored.

3.          The Company and Rodman hereby agree to amend the tail fee provision so that (i) such provision only takes effect in the event that the Engagement Agreement is terminated and no Offering has been consummated and (ii) the Tail Fee shall only apply to investors who were directly introduced by Rodman to the Company. As such, the first sentence of Section A.4 is hereby amended and restated in its entirety to read as follows:

“In the event that this Agreement is terminated and no Offering has been consummated, Rodman shall be entitled to compensation under clauses (1),, calculated in the manner set forth therein, with respect to any public or private offering or other equity or equity derivative financing or equity or equity derivative capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Rodman had contacted during the Term, and introduced directly to the Company during Term, if such Tail Financing is consummated at any time prior to the twelve (12)-month period immediately following the expiration or termination of this Agreement.”

430 Park Avenue | New York, New York 10022 | 212.356.0500

Security services provided by H.C. Wainwright & Co., LLC | Member: FINRA/SIPC

4.          The Company and Rodman hereby agree to clarify the term of the right of first refusal granted in Section A.5 of the Engagement Agreement to state that such right is effective for a period equal to 6 months from the date of effectiveness or commencement of sales of the initial Offering. As such, the first sentence of Section 5 is hereby amended and restated in its entirety to read as follows:

“Subject to the consummation of an Offering, if within the 6-month period following date of effectiveness or commencement of sales of the (initial) Offering, the Company or any of its subsidiaries decides to raise funds by means of a public offering or a private placement of equity or equity derivative securities using an underwriter or placement agent, Rodman (or any affiliate designated by Rodman) shall have the right to act as lead underwriter or lead placement agent for such financing.”

5.          The Company and Rodman hereby agree that only direct inquires from prospective investors will be deemed to have been contact by Rodman in connection with an Offering. As such, the last sentence of Section B is hereby amended and restated in its entirety to read as follows:

“Furthermore, the Company agrees that during Rodman’s engagement hereunder, all direct inquiries (other than RPX and Marquis) from prospective investors will be referred to Rodman and will be deemed to have been contacted by Rodman in connection with an Offering.”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

RODMAN& RENSHAW, A UNIT OF H.C.
WAINWRIGHT& CO., LLC

By
Name:
Title:

Title:

Accepted and Agreed:

SPHERIX INCORPORATED

By
Name:
Title:

[Signature Page to SPEX Amendment to Engagement Agreement]

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